UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2024

Commission File Number: 001-36556

El Pollo Loco Holdings, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	20-3563182
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3535 Harbor Blvd Suite 100, Costa Mesa, California 92626
(Address of principal executive offices)

714-599-5000
(Registrant's Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2024, El Pollo Loco Holdings, Inc., a Delaware corporation (the “Company”), entered into a Stock Repurchase Agreement (the “Repurchase Agreement”) with FS Equity Partners V, L.P. and FS Affiliates V, L.P. (together, the “Sellers”), pursuant to which the Company agreed to purchase an aggregate of 1,534,303 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), from the Sellers at a price of $9.785 per share, representing the closing price of such shares as listed on Nasdaq on May 23, 2024, less a discount of five percent (5%), for a total purchase price of $15,013,154.86 (the “repurchase”). The repurchase was completed on May 29, 2024. The Company previously repurchased (i) 1,500,000 shares of Common Stock from the Sellers pursuant to a Stock Repurchase Agreement dated November 29, 2023 and (ii) 2,500,000 shares of Common Stock from the Sellers pursuant to a Stock Repurchase Agreement dated August 7, 2023, as previously reported on Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 4, 2023 and August 8, 2023, respectively. John Roth, a former director of the Company until his resignation effective August 16, 2023, is a general partner and chief executive officer of Freeman Spogli & Co., which manages the Sellers.

The foregoing summary of the Repurchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Repurchase Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

Also on May 29, 2024, the Company terminated all obligations under its Income Tax Receivable Agreement, dated July 30, 2014, by and among the Company and Trimaran Pollo Partners, L.L.C. as the Existing Stockholders’ Representative (the “TRA”) with respect to any payments or obligations owed to the Sellers thereunder in exchange for a payment to the Sellers of $398,895.50. The TRA requires the Company to pay to its pre-initial public offering (“IPO”) stockholders 85% of the savings in cash that the Company realized in its income taxes as a result of utilizing its net operating losses and other tax attributes attributable to preceding periods.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Stock Repurchase Agreement, dated May 23, 2024, between El Pollo Loco Holdings, Inc., FS Equity Partners V, L.P. and FS Affiliates V, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.

Date: May 29, 2024	By:	/s/ Ira Fils
		Name:	Ira Fils
		Title:	Chief Financial Officer